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                                                                    EXHIBIT 23.3


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference herein of our report dated April 17, 1998 with respect to the financial statements of Pure-Gar, L.P. for the years ended December 28, 1996 and December 27, 1997 included in the Registrant's Prospectus dated July 22, 1998 as filed with the Securities and Exchange Commission, for purposes of the Registration Statement (Form S-8) and related Prospectus of Natrol, Inc. for the registration of 1,770,000 shares of its common stock authorized pursuant to the Natrol, Inc. Amended and Restated 1996 Stock Option and Grant Plan.



                                        /s/ Farber & Hass LLP

Oxnard, California
November 11, 1998